Exhibit 3.03

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF

FREEDOM HOLDINGS, INC.

FREEDOM HOLDINGS, Inc., a Maryland Corporation certifies that:

1. Brian Kistler is the Chief Executive Officer of FREEDOM HOLDINGS, Inc, a Maryland corporation, and Brian Kistler is the Secretary.

2. The Board of Directors of FREEDOM HOLDINGS, Inc. has approved the following amendments to the Articles of Incorporation:

Article 6 of the Articles of Incorporation is amended to read as follows:

Capital Stock

A. COMMON STOCK: The aggregate number of shares of common stock (the “Common Stock”) authorized to be issued by this Corporation shall be Five Hundred Million (500,000,000), with a par value of $2.00per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the corporation upon liquidation or dissolution.

B. PREFERRED STOCK: The Corporation is authorized to issue One hundred million (100,000,000) shares of $2.00par value preferred stock (the “Preferred Stock”). The Board of Directors is expressly vested with the authority to divide any or all the Preferred Stock into series in addition to those set forth below and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of various series may vary only with respect to:

(a)	the rate of dividend.
(b)	whether the shares may be called and, if so, the call price and the terms and conditions of call.
(c)	the amount payable upon the shares in the event of voluntary and involuntary liquidation.
(d)	sinking fund provisions, if any, for the call or redemption of the shares.
(e)	the terms and conditions, if any, on which the shares may be converted.
(f)	voting rights; and
(g)	whether the shares will be cumulative, noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designation, terms, limitations and relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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C. CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated “Series A Preferred Stock”. It shall have 80 shares authorized at $2.00 par value per share.

2. CONVERSION RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of conversion. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation.

b. Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to 78,482

3. ISSUANCE. Shares of Series A Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors.

4. VOTING RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series B and Series C Preferred Stocks which are issued and outstanding at the time of voting.

b. Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B and Series C Preferred Stocks issued and outstanding at time of voting}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

D. CERTIFICATE OF DESIGNATIONS, SERIES B PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated “Series B Preferred Stock”. It shall have 250,000 shares authorized at $2.00 par value per share.

2. DIVIDENDS. The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $5.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $5.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock.

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4. CONVERSION

(a) Each share of Series B Preferred Stock shall be convertible, at any time, and/or from time to time, into five common shares of the Corporation’s Common Stock, par value $2.00 per share

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder’s conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

5. VOTING RIGHTS. Each share of Series B Preferred Stock shall have five votes for any election or other vote placed before the shareholders of the Corporation.

6. PRICE.

(a) The initial price of each share of Series B Preferred Stock shall be $10.00.

(b) The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

7. LOCK-UP RESTRICTIONS ON CONVERSION. Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

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E. CERTIFICATE OF DESIGNATIONS, SERIES C PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated “Series C Preferred Stock”. It shall have 150,000 shares authorized at $2.00par value per share.

2. DIVIDENDS. The holders of Series C Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $5.00 per share or, in the event of an aggregate subscription by a single subscriber for Series C Preferred Stock in excess of $100,000, $5.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series C Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series C Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock.

4. CONVERSION

(a) Each share of Series C Preferred Stock shall be convertible, at any time, and/or from time to time, into 1.50 common shares of the Corporation’s Common Stock, par value $2.00per share.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder’s conversion of Series C Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series C Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series C Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

(c) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series C Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series C submitting such conversion notice.

5. VOTING RIGHTS. Each share of Series C Preferred Stock shall have 1.51 votes for any election or other vote placed before the shareholders of the Corporation.

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6. PRICE.

(a) The initial price of each share of Series C Preferred Stock shall be $10.00.

(b) The price of each share of Series C Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

7. LOCK-UP RESTRICTIONS ON CONVERSION. Shares of Series C Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

F. CERTIFICATE OF DESIGNATIONS, SERIES D PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated “Series D Preferred Stock”. It shall have 500,000 shares authorized at $2.00par value per share.

2. DIVIDENDS. The holders of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

3. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $10.00 per share or, in the event of an aggregate subscription by a single subscriber for Series D Preferred Stock in excess of $100,000, $5.00 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series D Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series D Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation’s Common Stock.

4. CONVERSION

(a) Each share of Series D Preferred Stock shall be convertible, at any time, and/or from time to time, into one common shares of the Corporation’s Common Stock, par value $2.00 per share.

(b) Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder’s conversion of Series D Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series D Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series D Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable. Effective as of the Conversion Date, such converted Series D Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

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(c) The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series D Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series D submitting such conversion notice.

5. VOTING RIGHTS. Each share of Series D Preferred Stock shall NOT have voting rights for any election or other vote placed before the shareholders of the Corporation.

6. PRICE.

(a) The initial price of each share of Series D Preferred Stock shall be $10.00.

(b) The price of each share of Series D Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

7. LOCK-UP RESTRICTIONS ON CONVERSION. Shares of Series D Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

(G) Provisions, if any, governing the restriction on the transferability of any of the shares of stock of the corporation may be set forth in the Bylaws of the corporation or in any agreement or agreements duly entered into.

(H) To the extent permitted by Section 2-104(b)(5) of the Maryland General Corporation Law, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

1. No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether nor or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

3. The amendment was approved by the required vote of the shareholders in accordance with Section 2-506 of the Maryland General Corporation Law. The total number of outstanding shares of each class entitled to vote on this amendment was: Fifteen Million.

The remainder of the Certificate of Amendment of the Articles of Incorporation dated June 27, 2011 remain in its entirety.

We declare under penalty of perjury that the statements set forth in this certificate are true and correct of our own knowledge and that this declaration was executed on November 10, 2021 at Ossian, Indiana.

/s/Brian Kistler	/s/Brian Kistler
Chief Executive Officer	Secretary
Sole Director

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